Exhibit 99.1

1 Assured Guaranty Ltd. Reports Results for First Quarter 2012 and RMBS Settlement Agreement First quarter 2012 operating income1 was $71.2 million, or $0.38 per share, including gains on re-assumptions, and losses on Greek exposures. First quarter 2012 net loss was $483.0 million, or $2.65 per share, driven primarily by the narrowing of the Company’s own credit spreads, which represent non-economic changes in fair value2. Assured Guaranty entered into an RMBS settlement agreement with Deutsche Bank. Total U.S. public finance PVP1 increased 54.1% compared with first quarter 2011. Direct U.S. public finance par written increased 37.3% compared with first quarter 2011. Hamilton, Bermuda, May 10, 2012 RMBS Settlement with Deutsche Bank Assured Guaranty Ltd. (NYSE: AGO) (“AGL” and, together with its subsidiaries, “Assured Guaranty” or the “Company”) announced today that it has reached a settlement with Deutsche Bank AG and certain of its affiliates (collectively, “Deutsche Bank”), resolving claims related to residential mortgage-backed securities (“RMBS”) transactions issued, underwritten or sponsored by Deutsche Bank that were insured by Assured Guaranty under financial guaranty insurance policies and to certain RMBS exposures in re-securitization transactions on which Assured Guaranty provided credit protection through credit default swaps. As part of the agreement with Deutsche Bank, Assured Guaranty received a cash payment of $165.6 million, a portion of which will partially reimburse Assured Guaranty for past losses on certain transactions that are covered by a loss-sharing agreement, which also requires Deutsche Bank to pay a portion of Assured Guaranty’s future RMBS related losses. Please see our March 31, 2012 Form 10-Q for further details. “We are pleased to have reached a settlement with Deutsche Bank that further reduces our exposure to RMBS losses,” said Dominic Frederico, President and Chief Executive Officer. “Deutsche Bank represents the second major financial institution with whom we have settled over the past twelve months. This settlement further strengthens our balance sheet by providing a substantial cash payment and certainty related to the loss-sharing arrangement on future claims. We have now reached favorable settlements with respect to approximately 37% of the par outstanding of Assured Guaranty’s troubled legacy RMBS.” 1 These are financial measures that are not in accordance with accounting principles generally accepted in the United States of America (“GAAP”) (“non-GAAP financial measures.”) Please see the “Explanation of Non-GAAP Financial Measures” section of this press release and Table 1 for a reconciliation of net income (loss) to operating income. 2 Represents the non-economic fair value adjustments that are not expected to result in economic loss (“non-economic net unrealized fair value gains and losses”) related to credit derivatives, financial guaranty variable interest entities (“FG VIEs”) and committed capital securities (“CCS”). These non-economic changes in fair value represent the components of changes in fair value in excess of net expected loss that are expected to reverse to zero by contract maturity and are removed from net income to arrive at operating income.

Financial Results

Assured Guaranty also announced today its financial results for the three-month period ended March 31, 2012 ("first quarter 2012").

The Company reported operating income for first quarter 2012 of $71.2 million, or $0.38 per share. This includes commutation gains of $54.2 million, or $0.30 per share, from two re-assumptions of previously ceded books of business. It also includes an after-tax net loss of $136.5 million or $0.73 per share representing the Company's expected ultimate loss on its Greek sovereign exposures. First quarter 2012 net loss of $483.0 million, or $2.65 per share, includes non-economic net fair value losses of $560.0 million. For the three-month period ended March 31, 2011 ("first quarter 2011"), net income of $139.3 million, or $0.74 per diluted share, includes non-economic net fair value losses of $119.2 million as well as the benefit of the Bank of America Agreement that was executed last year.

"Our first quarter results reflect the continued resilience of Assured Guaranty during this period of adverse economic and market conditions," said Mr. Frederico. "Even after absorbing a material loss on the guaranty of Greek debt that we assumed through our purchase of FSA, we reported positive operating income and increased our adjusted book value. We also increased our penetration of our single-A target market in U.S. public finance despite low interest rates and tight credit spreads."

Table 1: Reconciliation of Net Income (Loss) to Operating Income[1]

(amounts in millions, except per share amounts)

	Quarter Ended March 31,	
	2012	2011
Net income (loss)	**$(483.0)**	**$139.3**
Less after-tax adjustments:		
Realized gains (losses) on investments	(0.7)	1.9
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(517.0)	(217.7)
Fair value gains (losses) on CCS	(9.1)	0.3
Foreign exchange gains (losses) on revaluation of premiums receivable and loss and loss adjustment expense ("LAE") reserves	6.5	9.2
Effect of consolidating FG VIEs	(33.9)	98.2
Operating income	**$71.2**	**$247.4**
Net income (loss) per diluted share[2]	$(2.65)	$0.74
Operating income per diluted share[2]	$0.38	$1.32
Diluted shares outstanding – GAAP	182.4	187.1
Diluted shares outstanding – operating	186.2	187.1

1. The Company adopted and retrospectively applied new guidance that changed the types and amount of costs that may be deferred. This reduced net income and operating income by $1.3 million or $0.01 per share for first quarter 2011.

2. Income (loss) per diluted share is calculated by dividing income (loss) by diluted shares outstanding, which excludes the effects of securities that would be antidilutive.

2

3 New Business Production Table 2: Present Value of New Business Production (“PVP”)1 and Gross Par Written (amounts in millions) Quarter Ended March 31, 2012 2011 Public finance - U.S. Direct $30.5 $34.0 Assumed from Radian 21.9 — Public finance - non-U.S. — — Structured finance - U.S. 3.9 11.3 Structured finance - non-U.S. — 7.2 Total PVP $56.3 $52.5 Public finance Direct $3,046 $2,219 Assumed from Radian 1,797 — Structured finance 38 100 Gross par written $4,881 $2,319 ______________ 1See the “- Explanation of Non-GAAP Financial Measures” section of this press release. PVP was $56.3 million for first quarter 2012, compared with $52.5 million for first quarter 2011. PVP for first quarter 2012 includes $21.9 million from assumed public finance business from Radian Asset Assurance Inc. (“Radian”), representing the Company’s first third-party assumed reinsurance treaty since 2009. Direct U.S. public finance PVP was slightly lower than first quarter 2011 due to differences in the mix of business and tightening of spreads. Direct U.S. public finance par written increased 37.3% in first quarter 2012 when compared to first quarter 2011. First quarter 2012 market penetration, based on par, was consistent with first quarter 2011 and, based on the number of new-issue transactions, increased to 11.9% from 10.9% in first quarter 2011. In today’s challenging market environment, the Company has continued to adhere to its strict underwriting standards, as demonstrated by the increase in the average internal rating of direct par written from A- in first quarter 2011 to A in first quarter 2012. As mentioned, pricing varies due to the mix of business; however, premium rates in first quarter 2012, excluding the Radian assumption, were consistent by sector and asset class with first quarter 2011.

First Quarter 2012 Operating Income Highlights

Table 3 highlights the components of Assured Guaranty's operating income and provides reconciliations of reported GAAP net income to non-GAAP operating income.

Table 3: Reconciliation of GAAP Income as Reported to Non-GAAP Operating Income Results
(amounts in millions, except per share amounts)

	Quarter Ended March 31, 2012			Quarter Ended March 31, 2011		
	GAAP Income Statement As Reported	Less: Operating Income Adjustments	Non-GAAP Operating Income Results	GAAP Income Statement As Reported	Less: Operating Income Adjustments	Non-GAAP Operating Income Results
Revenues:						
Net earned premiums	$193.7	$(17.0)	$210.7	$254.0	$(19.1)	$273.1
Net investment income	97.8	1.9	95.9	97.4	(0.3)	97.7
Net realized investment gains (losses)	1.3	(0.5)	1.8	2.8	2.8	—
Net change in fair value of credit derivatives	(690.7)	(719.5)	28.8	(236.2)	(297.2)	61.0
Fair value gains (losses) on CCS	(13.9)	(13.9)	—	0.5	0.5	—
Fair value gains (losses) on FG VIEs	(36.6)	(36.6)	—	119.6	119.6	—
Other income	91.0	2.7	88.3	40.9	12.9	28.0
Total revenues	**(357.4)**	**(782.9)**	**425.5**	**279.0**	**(180.8)**	**459.8**
Expenses:						
Loss expense:						
Financial guaranty insurance	246.8	(2.3)	249.1	(25.5)	(50.7)	25.2
Credit derivatives	—	1.7	(1.7)	—	(0.1)	0.1
Amortization of deferred acquisition costs	5.4	—	5.4	3.7	—	3.7
Interest expense	24.7	—	24.7	24.8	—	24.8
Other operating expenses	61.3	—	61.3	62.8	—	62.8
Total expenses	**338.2**	**(0.6)**	**338.8**	**65.8**	**(50.8)**	**116.6**
Income (loss) before income taxes	**(695.6)**	**(782.3)**	**86.7**	**213.2**	**(130.0)**	**343.2**
Provision (benefit) for income taxes	(212.6)	(228.1)	15.5	73.9	(21.9)	95.8
Income (loss)	**$(483.0)**	**$(554.2)**	**$71.2**	**$139.3**	**$(108.1)**	**$247.4**
Diluted shares	**182.4**		**186.2**	**187.1**		**187.1**
Earnings per diluted share	**$(2.65)**		**$0.38**	**$0.74**		**$1.32**

4

5 Where significant changes occurred, components of first quarter 2012 operating income are compared with the same item in first quarter 2011. Net earned premiums: Net earned premiums included in first quarter 2012 operating income were $210.7 million. The comparable first quarter 2011 net earned premiums were $273.1 million, which reflected a larger portfolio of inforce business at that time, particularly the structured finance portfolio. Net earned premiums from refundings were $36.6 million in first quarter 2012 and $29.6 million in first quarter 2011. Credit derivative revenues: Credit derivative revenues included in first quarter 2012 operating income were $28.8 million. The comparable first quarter 2011 credit derivative revenues were $61.0 million, which was based on a larger portfolio of structured finance business at that time and $15.5 million in accelerations due to terminations in first quarter 2011. Other income: Other income in first quarter 2012 included $83.3 million of commutation gains related to the re-assumptions of previously ceded books of business with two reinsurers. The comparable first quarter 2011 commutation gains were $24.1 million. Loss expense: The Company’s first quarter 2012 loss expense was $247.4 million ($173.4 million after tax, or $0.93 per diluted share). First quarter 2011 loss expense was $25.3 million ($17.8 million after tax, or $0.10 per diluted share), which included over $200 million of benefit related to the transactions covered under the Bank of America Agreement. The largest driver of loss expense in first quarter 2012 relates to a $189.3 million ($136.5 million after tax, or $0.73 per diluted share) loss expense on Greek sovereign exposures. See “Economic Loss Development.” Income taxes: First quarter 2012 effective tax rate on operating income was 17.9%, compared with 28.0% in first quarter 2011, as tax-exempt interest comprises a higher portion of pre-tax operating income. Economic Loss Development Economic loss development, which measures the change in total expected loss to be paid due to changes in assumptions based on observed market trends; changes in discount rates; accretion of discount on expected loss to be paid; and the effects of loss mitigation efforts, is the principal measure that Assured Guaranty uses to evaluate the Company’s loss experience in the insured portfolio. Expected loss to be paid includes all transactions insured by the Company, whether written in financial guaranty or credit derivative form, regardless of the accounting model prescribed under GAAP. Table 4 provides a roll forward of net expected loss to be paid. Table 4: Roll Forward of Net Expected Loss to be Paid on Financial Guaranty Insurance Contracts and Credit Derivatives (amounts in millions) Financial Guaranty Insurance Contracts and Credit Derivatives Net Expected Loss to be Paid as of December 31, 2011 Economic Loss Development During First Quarter 2012 Loss (Paid) Recovered First Quarter 2012 Net Expected Loss to be Paid as of March 31, 2012 Before R&W: U.S. RMBS $2,280.6 $68.0 $(224.2) $2,124.4 Other 473.2 194.6 21.8 689.6 Total before R&W 2,753.8 262.6 (202.4) 2,814.0 R&W for U.S. RMBS (1,649.8) (50.8) 69.6 (1,631.0) Total net of R&W $1,104.0 $211.8 $(132.8) $1,183.0

6 Total economic loss development was $211.8 million ($151.4 million after tax) in first quarter 2012. The single largest driver of the economic loss development in first quarter 2012 was the recording of a full limit loss on the Company’s insured Greek sovereign debt, which caused $189.3 million of additional economic loss development in the quarter. U.S. RMBS contributed $17.2 million to the total economic loss development in first quarter 2012, representing the continuation of higher than projected levels of early stage delinquencies for certain classes of U.S. RMBS insured obligations, substantially offset by improvements in the benefit for representations and warranties (“R&W”) and the effect of increasing discount rates. Book Value The increase in adjusted book value was primarily due to the re-assumption of previously ceded unearned premium reserve and related commutation gains, along with new business production, offset in part by loss development. Table 5 provides a reconciliation of book value to operating shareholders’ equity and to adjusted book value. The increase in operating shareholders’ equity per share resulted principally from the Company’s $71.2 million in operating income for first quarter 2012. Adjusted book value per share was $49.37 at March 31, 2012, and $49.32, at December 31, 2011. Shareholders’ equity per share at March 31, 2012 decreased 10.2% since December 31, 2011 to $22.91 primarily due to the Company’s $483.0 million of net loss for first quarter 2012, offset in part by unrealized gains on the investment portfolio. Operating shareholders’ equity per share was $28.83 at March 31, 2012.

7 Table 5: Reconciliation of Shareholders’ Equity to Operating Shareholders’ Equity and Adjusted Book Value (amounts in millions, except per share amounts) As of March 31, 2012 December 31, 2011 Shareholders’ equity $4,182.5 $4,651.6 Less after-tax adjustments: Effect of consolidating FG VIEs (438.7) (405.2) Non-credit impairment unrealized fair value gains (losses) on credit derivatives (1,021.1) (498.0) Fair value gains (losses) on CCS 26.0 35.0 Unrealized gain (loss) on investment portfolio excluding foreign exchange effect 353.9 318.4 Operating shareholders' equity 5,262.4 5,201.4 After-tax adjustments: Less: Deferred acquisition costs, after tax 173.0 174.1 Plus: Net present value of estimated net future credit derivative revenue 274.8 302.3 Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed 3,646.1 3,658.0 Adjusted book value $9,010.3 $8,987.6 Shares outstanding at the end of period 182.5 182.2 Per share: Shareholders’ equity $22.91 $25.52 Operating shareholders' equity 28.83 28.54 Adjusted book value 49.37 49.32

8 Conference Call and Webcast Information: The Company will host a conference call for investors at 7:00 a.m. Eastern Time (8:00 a.m. Atlantic Time) on Friday, May 11, 2012. The conference call will be available via live and archived webcast in the Investor Information section of the Company's website at http://www.assuredguaranty.com or by dialing 1-877-317-6789 (in the U.S.) 1-866-605-3852 (Canada) or 1-412-317-6789 (International). A replay of the call will be available until July 11, 2012. To listen to the replay, dial 1-877-344-7529 (in the U.S.) or 1-412-317-0088 (International), passcode 10013652. The replay will be available one hour after the conference call ends. Please refer to Assured Guaranty’s March 31, 2012 Financial Supplement, which is posted on the Company’s website at http://www.assuredguaranty.com/investor-information/by-company/assuredguaranty-ltd/financial-information, for more information on the Company’s financial guaranty portfolios, investment portfolio and other items. The Company is also posting on the same page of its website: “Public Finance Transactions in 1Q 2012,” which lists the new issue U.S. public finance transactions sold in first quarter 2012 that the Company has insured, and “Structured Finance Transactions at March 31, 2012,” which lists the Company’s structured finance exposure as of that date. In addition, the Company is posting at http://www.assuredguaranty.com/presentations the “March 31, 2012 Equity Investor Presentation.” Furthermore, when the Company’s separate company subsidiary financial supplements and its Fixed Income Presentation for the current quarter are available to be posted on the Company’s website, those documents and the links to those documents on the Company’s website will be furnished in a Current Report on Form 8-K. # # # Assured Guaranty Ltd. is a publicly traded (NYSE: AGO) Bermuda-based holding company. Its operating subsidiaries provide credit enhancement products to the U.S. and international public finance, infrastructure and structured finance markets. More information on Assured Guaranty Ltd. and its subsidiaries can be found at www.assuredguaranty.com.

9 Assured Guaranty Ltd. Consolidated Statements of Operations (amounts in millions) Quarter Ended March 31, 2012 2011 Revenues: Net earned premiums $193.7 $254.0 Net investment income 97.8 97.4 Net realized investment gains (losses) 1.3 2.8 Net change in fair value of credit derivatives: Realized gains (losses) and other settlements (56.9) 35.4 Net unrealized gains (losses) (633.8) (271.6) Net change in fair value of credit derivatives (690.7) (236.2) Fair value gain (loss) on CCS (13.9) 0.5 Fair value gains (losses) on FG VIEs (36.6) 119.6 Other income 91.0 40.9 Total revenues (357.4) 279.0 Expenses: Loss and LAE 246.8 (25.5) Amortization of deferred acquisition costs 5.4 3.7 Interest expense 24.7 24.8 Other operating expenses 61.3 62.8 Total expenses 338.2 65.8 Income (loss) before income taxes (695.6) 213.2 Provision (benefit) for income taxes (212.6) 73.9 Net income (loss) (483.0) 139.3 Less after-tax adjustments: Realized gains (losses) on investments (0.7) 1.9 Non-credit impairment unrealized fair value gains (losses) on credit derivatives (517.0) (217.7) Fair value gains (losses) on CCS (9.1) 0.3 Foreign exchange gains (losses) on revaluation of premiums receivable and loss and LAE reserves 6.5 9.2 Effect of consolidating FG VIEs (33.9) 98.2 Operating income $71.2 $247.4

10 Assured Guaranty Ltd. Consolidated Balance Sheets (amounts in millions) As of March 31, 2012 December 31, 2011 Assets Investment portfolio: Fixed maturity securities, available-for-sale, at fair value $10,204.9 $10,141.9 Short-term investments, at fair value 903.4 734.0 Other invested assets 203.9 222.9 Total investment portfolio 11,312.2 11,098.8 Cash 182.0 214.5 Premiums receivable, net of ceding commissions payable 1,018.7 1,002.9 Ceded unearned premium reserve 631.4 708.9 Deferred acquisition costs 129.0 132.4 Reinsurance recoverable on unpaid losses 152.9 69.3 Salvage and subrogation recoverable 367.3 367.7 Credit derivative assets 463.6 468.9 Deferred tax asset, net 1,031.8 803.5 Current income tax receivable 50.3 76.4 FG VIE assets, at fair value 2,827.7 2,819.1 Other assets 337.9 262.3 Total assets $18,504.8 $18,024.7 Liabilities and shareholders' equity Liabilities Unearned premium reserve $5,839.2 $5,962.8 Loss and LAE reserve 954.5 679.0 Reinsurance balances payable, net 204.2 171.0 Long-term debt 1,034.7 1,038.3 Credit derivative liabilities 2,416.3 1,772.8 FG VIE liabilities with recourse, at fair value 2,365.2 2,396.9 FG VIE liabilities without recourse, at fair value 1,085.6 1,061.5 Other liabilities 422.6 290.8 Total liabilities 14,322.3 13,373.1 Shareholders' equity Common stock 1.8 1.8 Additional paid-in capital 2,569.5 2,569.9 Retained earnings 1,208.4 1,708.0 Accumulated other comprehensive income 398.4 367.5 Deferred equity compensation 4.4 4.4 Total shareholders' equity 4,182.5 4,651.6 Total liabilities and shareholders' equity $18,504.8 $18,024.7

11 Explanation of Non-GAAP Financial Measures: The Company references financial measures that are not in accordance with GAAP. Assured Guaranty’s management and board of directors utilize non-GAAP measures in evaluating the Company’s financial performance and as a basis for determining senior management incentive compensation. By providing these non-GAAP financial measures, investors, analysts and financial news reporters have access to the same information that management reviews internally. In addition, Assured Guaranty’s presentation of non-GAAP financial measures is consistent with how analysts calculate their estimates of Assured Guaranty’s financial results in their research reports on Assured Guaranty and with how investors, analysts and the financial news media evaluate Assured Guaranty’s financial results. The following paragraphs define each non-GAAP financial measure and describe why it is useful. A reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure, if available, is presented herein. Non-GAAP financial measures should not be viewed as substitutes for their most directly comparable GAAP measures. Operating Income: Management believes that operating income is a useful measure because it clarifies the understanding of the underwriting results of the Company’s financial guaranty insurance business, and also includes financing costs and net investment income, and enables investors and analysts to evaluate the Company’s financial results as compared with the consensus analyst estimates distributed publicly by financial databases. Operating income is defined as net income (loss) attributable to AGL, as reported under GAAP, adjusted for the following: 1) Elimination of the after-tax realized gains (losses) on the Company’s investments, except for gains and losses on securities classified as trading. The timing of realized gains and losses, which depends largely on market credit cycles, can vary considerably across periods. The timing of sales is largely subject to the Company’s discretion and influenced by market opportunities, as well as the Company’s tax and capital profile. Trends in the underlying profitability of the Company’s business can be more clearly identified without the fluctuating effects of these transactions. 2) Elimination of the after-tax non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss. Additionally, such adjustments present all financial guaranty contracts on a more consistent basis of accounting, whether or not they are subject to derivative accounting rules. 3) Elimination of the after-tax fair value gains (losses) on the Company’s CCS. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss. 4) Elimination of the after-tax foreign exchange gains (losses) on revaluation of net premium receivables and loss and LAE reserves. Long-dated receivables constitute a significant portion of the net premium receivable balance and represent the present value of future contractual or expected collections. Therefore, the current period’s foreign exchange revaluation gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize. 5) Elimination of the effects of consolidating FG VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs. Operating Shareholders’ Equity: Management believes that operating shareholders’ equity is a useful measure because it presents the equity of Assured Guaranty Ltd. with all financial guaranty contracts accounted for on a more consistent basis and excludes fair value adjustments that are not expected to result in economic loss. Many investors, analysts and financial news reporters use operating

12 shareholders’ equity as the principal financial measure for valuing Assured Guaranty Ltd.’s current share price or projected share price and also as the basis of their decision to recommend to buy or sell Assured Guaranty Ltd.’s common shares. Many of the Company’s fixed income investors also use operating shareholders’ equity to evaluate the Company’s capital adequacy. Operating shareholders’ equity is the basis of the calculation of adjusted book value (see below). Operating shareholders’ equity is defined as shareholders’ equity attributable to AGL, as reported under GAAP, adjusted for the following: 1) Elimination of the effects of consolidating FG VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs. 2) Elimination of the after-tax non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss. 3) Elimination of the after-tax fair value gains (losses) on the Company’s CCS. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss. 4) Elimination of the after-tax unrealized gains (losses) on the Company’s investments that are recorded as a component of accumulated other comprehensive income (“AOCI”) (excluding foreign exchange revaluation). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore should not recognize an economic gain or loss. Adjusted Book Value: Management believes that adjusted book value is a useful measure because it enables an evaluation of the net present value of the Company’s in-force premiums and revenues in addition to operating shareholders’ equity. The premiums and revenues included in adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current adjusted book value due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults and other factors. Many investors, analysts and financial news reporters use adjusted book value to evaluate Assured Guaranty Ltd.’s share price and as the basis of their decision to recommend, buy or sell Assured Guaranty Ltd. common shares. Adjusted book value is operating shareholders’ equity, as defined above, further adjusted for the following: 1) Elimination of after-tax deferred acquisition costs. These amounts represent net deferred expenses that have already been paid or accrued and will be expensed in future accounting periods. 2) Addition of the after-tax net present value of estimated net future credit derivative revenue. See below. 3) Addition of the after-tax value of the unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed, net of reinsurance. This amount represents the expected future net earned premiums, net of expected losses to be expensed, which are not reflected in GAAP equity. Net present value of estimated net future credit derivative revenue: Management believes that this amount is a useful measure because it enables an evaluation of the value of future estimated credit derivative revenue. There is no corresponding GAAP financial measure. This amount represents the present value of estimated future revenue from the Company’s credit derivative in-force book of business, net of reinsurance, ceding commissions and premium taxes for contracts without expected economic losses, and is discounted at 6%. Estimated net future credit derivative revenue may change from period to period due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation.

13 PVP or present value of new business production: Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production for the Company by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as premium supplements and additional installment premium on existing contracts as to which the issuer has the right to call the insured obligation but has not exercised such right, whether in insurance or credit derivative contract form, which GAAP gross premiums written and the net credit derivative premiums received and receivable portion of net realized gains and other settlements on credit derivatives (“Credit Derivative Revenues”) do not adequately measure. PVP in respect of insurance and credit derivative contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums, discounted at 6% in each case. For purposes of the PVP calculation, management discounts estimated future installment premiums on insurance contracts at 6%, while under GAAP, these amounts are discounted at a risk-free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction. Actual future net earned or written premiums and Credit Derivative Revenues may differ from PVP due to factors including, but not limited to, changes in foreign exchange rates, prepayment speeds, terminations, credit defaults, or other factors that affect par outstanding or the ultimate maturity of an obligation. Reconciliation of PVP to Gross Written Premiums (amounts in millions) Quarter Ended March 31, 2012 2011 Total PVP $56.3 $52.5 Less: financial guaranty installment premium PVP 4.0 18.7 Total: financial guaranty upfront gross written premiums 52.3 33.8 Plus: financial guaranty installment gross written premiums1 36.1 (45.3) Total gross written premiums $88.4 $(11.5) 1Represents present value of new business on installment policies plus gross written premiums adjustment on existing installment policies due to changes in assumptions and any cancellations of assumed reinsurance contracts. Cautionary Statement Regarding Forward-Looking Statements: Any forward-looking statements made in this press release reflect the Company’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. For example, Assured Guaranty’s calculations of adjusted book value, PVP, net present value of estimated future installment premiums in force and total estimated net future premium earnings and statements regarding its capital position and demand for its insurance and other forward-looking statements could be affected by a rating agency action, including a ratings downgrade, a change in outlook, the placement of ratings on watch for downgrade, or a change in rating criteria, at any time, of Assured Guaranty or any of its subsidiaries and/or of transactions that Assured Guaranty’s subsidiaries have insured, all of which have occurred in the past, developments in the world's financial and capital markets that adversely affect issuers’ payment rates, Assured Guaranty’s loss experience, its access to capital, its unrealized (losses) gains on derivative financial instruments or its investment returns, changes in the world’s credit markets, segments thereof or general economic conditions, the impact of ratings agency action with respect to sovereign debt and the resulting effect on the value of securities in the Company’s investment portfolio and collateral posted by and to the Company, more severe or frequent losses implicating the adequacy of Assured Guaranty’s expected loss estimates, the impact of market volatility on the mark-to-market of the Company’s contracts written in credit default swap form, reduction in the amount of insurance opportunities available to the Company, deterioration in the financial condition of the Company’s reinsurers, the amount and timing of reinsurance recoverables actually received, the risk that reinsurers may dispute amounts owed to the Company under its reinsurance agreements, the possibility that the

14 Company will not realize insurance loss recoveries or damages expected from originators, sellers, sponsors, underwriters or servicers of residential mortgage-backed securities transactions, the possibility that budget shortfalls or other factors will result in credit losses or impairments on obligations of state and local governments that the Company insures or reinsures, increased competition, changes in accounting policies or practices, changes in laws or regulations, other governmental actions, difficulties with the execution of Assured Guaranty’s business strategy, contract cancellations, Assured Guaranty’s dependence on customers, loss of key personnel, adverse technological developments, the effects of mergers, acquisitions and divestitures, natural or man-made catastrophes, other risks and uncertainties that have not been identified at this time, management's response to these factors, and other risk factors identified in Assured Guaranty’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are made as of May 10, 2012 and Assured Guaranty undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Contact Information: Robert Tucker Managing Director, Investor Relations and Corporate Communications 212-339-0861 rtucker@assuredguaranty.com Ashweeta Durani Vice President, Corporate Communications 212-408-6042 adurani@assuredguaranty.com